CONTRACT OF SALE

     AGREEMENT (the "Agreement") made this ____ day of July, 1996 between The Soho Hotel Company, L.P., a Delaware limited partnership, having an office at 142 Greene Street, New York, New York 10012 (hereinafter "Seller") and The Mercer I L.L.C., a Delaware limited liability company, having an address c/o BD Hotels, LLC, 60 East 54th Street, New York, New York 10022 (hereinafter "Purchaser").

                               W I T N E S S E T H

     WHEREAS, Seller is the owner of the Property (as defined below).

     WHEREAS, Seller desires to sell to Purchaser, and Purchaser desires to purchase from Seller, the Property.

     NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

          0. Sale-Purchase. Seller agrees to sell, assign and convey to Purchaser, and Purchaser agrees to purchase from Seller, subject to the terms and conditions of this Agreement, all of Seller's right, title and interest as fee owner of the premises more particularly described in Exhibit A attached hereto (the "Land"), together with the building and improvements thereon (collectively, the "Building"), commonly known by the street address of 147 Mercer Street, and all of Seller's right, title and interest in, to and under (i) all easements, rights of way, privileges, appurtenances, development rights, strips, gores and other rights pertaining to the Land and the Building, if any (collectively, the "Appurtenances"); and (ii) the fixtures, and equipment, if any, owned by Seller and attached to or built into the Building (collectively, the "Fixtures"). The Land, the Building, the Appurtenances, and the Fixtures are hereinafter collectively referred to as the "Property".

          1. Purchase Price. Purchaser shall pay to Seller for the Property the sum of Seven Million Eight Hundred Twenty-Six Thousand Five Hundred Five and 14/100 DOLLARS ($7,826,505.14) (hereinafter, the "Purchase Price"). Purchaser shall pay the Purchase Price, on the Closing Date (as herein defined), by wire transfer of immediately available federal funds for credit to Seller's account or to such other bank account or accounts, and divided into such amounts, as Seller shall designate.


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          2. Title: Permitted Encumbrances. Subject to the terms and provisions of this Agreement, title to the Property shall be sold, assigned and conveyed by Seller to Purchaser, and Purchaser shall accept the same subject to the following (collectively, the "Permitted Encumbrances"):

               ( ) The encumbrances, conditions, stipulations and exceptions raised in Exhibit B attached hereto and hereby made a part hereof and such other matters as any reputable title insurance company shall be willing, without special premium, to omit as exceptions to coverage;

               (a) Real estate taxes, water and sewer charges, vault taxes and assessments affecting the Property;

               (b) All utility company rights, easements and franchises to maintain and operate lines, poles, wires, cables, pipes, distribution boxes and other fixtures and facilities in over, under and upon the Property;

               (c) Possible projections and/or encroachments of retaining walls, stoops, areas, steps, sills, trim, cornices, standpipes, casings, ledges, water table, lintels, porticos, keystones, bay windows, copings, cellar doors, sidewalk elevators, fences, fire escapes and the like, or similar projections of objects on, under or above any adjoining streets of the Property or any property adjoining the Property, or within any set-back areas, and encroachments of similar elements projecting from adjoining property over the Property and variations between the lines of record title and fences, retaining walls and the like;

               (d) Zoning ordinances and restrictions and amendments thereto now or hereafter in force or effect provided they are not violated by the Building or the use thereof as a hotel with restaurant and retail uses;

               (e) Existing rights and obligations in respect of any party walls which are not the subject of written agreement provided such obligations do not interfere with or prevent the use of the building as a hotel with restaurant and retail uses;

               (f) The rights, if any, of any governmental authority having or asserting jurisdiction thereof, with respect to any vaults under the sidewalks beyond the building line;

               (g) All notes or notices of any violation of law or municipal ordinances, orders or requirements noted in any federal,


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          state or municipal department having or asserting jurisdiction against the Property (hereinafter "Violations") after the date hereof;

               (h) The rights of J. Crew Company under the terms and provisions of that certain retail lease with respect to a portion of the Building, dated as of January 29, 1996, by and between Seller, as lessor, and Grace Holmes, Inc., as lessee (the "J. Crew Lease");

               (i) The mechanics liens identified on Exhibit C annexed hereto (the "Mechanics' Liens").

               (j) Any other matter or thing affecting the Property which Purchaser agrees to take subject to or waives in writing pursuant to the terms of this Agreement.

          3. Title Insurance.

               ( ) Purchaser has received and reviewed a specimen owner's title insurance policy from Chicago Title Insurance Company (the "Title Company") numbered TA #9601-105-000307 (the "Specimen Policy") a copy of which is attached hereto as Exhibit D and incorporated herein by this reference. Purchaser has no objections to the exceptions set forth in the Specimen Policy and agrees that such exceptions shall be deemed Permitted Encumbrances. It shall be a condition to Purchaser's obligation to close that the Title Company commit to issue to Purchaser a title insurance policy in the amount of $18,000,000 in the form of the Specimen Policy.

               (a) In lieu of satisfying any monetary liens or encumbrances which Seller may elect, or be required pursuant to the express terms hereof, to satisfy under this Agreement, Seller may deposit with the Title Company such amount of money as may be determined by the Title Company as being sufficient to induce the Title Company to affirmatively insure Purchaser (at the then current rate(s) of the Title Company which shall be Seller's obligation) against collection of such liens and/or encumbrances out of or against the Property.

               (b) If, at the Closing, the Property is subject to any existing mortgage or mortgages given by Seller, unpaid taxes, water charges and assessment or any other lien or liens which, pursuant to the terms of this Agreement Seller is required to satisfy or discharge, Seller shall not be obligated to satisfy or discharge same of record provided
          (i) recordable instruments of satisfaction, discharge or pay-off letters are delivered to the Title Company on


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

          the Closing Date (as hereinafter defined) and proper allowances made to Purchaser for recording charges thereon and (ii) the Title Company shall omit same as an exception to title on Purchaser's title insurance policy.

               (c) If the title report of the Title Company discloses judgments, bankruptcies or other returns against other persons having names the same as, or similar to, that of Seller, Seller shall, if requested, deliver to the Title Company affidavits showing that such judgments, bankruptcies or other returns are not against Seller in order to induce the Title Company to omit exceptions with respect to such judgments, bankruptcies or other returns or to insure over same.

               (d) Franchise or other similar taxes against any owner or others in the chain of title shall not constitute a title objection if the Title Company shall agree to insure without additional premium that such taxes will not be collectible against the Property. As a condition to Closing, Seller shall deliver to the Title Company a good standing certificate from the State of Delaware and a current certificate of authority to transact business in the State of New York with respect to Seller. In the event Seller is unable to deliver such certificates by the Closing Date, Seller shall be entitled to a reasonable adjournment of the Closing Date for the purpose of obtaining such certificates.

               (e) Seller shall deliver to the Title Company, if required, in reasonable and customary form (i) a certificate with respect to mechanics' liens certifying that there are no unpaid bills for services rendered or material furnished to the Property, other than the Mechanics' Liens set forth on Exhibit C, and (ii) an agreement indemnifying the Title Company against claims for any such services or materials other than the claims of the Mechanics' Liens. In the event Seller shall elect a New York style Closing, Seller shall agree to deliver to the Title Company a gap indemnity agreement in the customary reasonable form of the Title Company limited to a time period of not greater than forty-eight (48) hours.

          4. Closing Date. The closing of title (the "Closing") shall take place on July 11, 1996 at the office of Seller's attorneys, Skadden, Arps, Slate, Meagher & Flom, 919 Third Avenue, New York, New York 10022. Upon delivery of the Purchase Price to Seller by Purchaser, as aforesaid, Seller and Purchaser shall deliver the documents referred to in Section 11 hereof. The date on which the Closing shall take place is hereinafter referred to as the "Closing Date."


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


          5. Intentionally omitted.

          6. Assessments. If, on the Closing Date, the Property or any part thereof shall be or shall have been affected by an assessment or assessments which are payable in annual installments, then for the purposes of this Agreement (a) all installments due and payable at the time of the Closing shall be the responsibility of Seller and (b) all the unpaid installments which are not due and payable as of the Closing shall be paid and discharged by Purchaser as and when same shall become due and payable; provided that any annual installment for the fiscal year in which the Closing Date occurs shall be apportioned.

          7. Condition of the Property.

               ( ) Subject to the provisions of Section 16 hereof, Purchaser agrees to accept the Property "as is", "where is" and with all faults on the date hereof

               (a) Except as expressly set forth in this Agreement (i) neither Seller, nor the employees, agents, representatives, accountants or attorneys of Seller have made any verbal or written representations or warranties whatsoever with respect to the physical condition or operation of the Property, the zoning and other laws, regulations, rules and ordinances applicable thereto (including the Landmarks Preservation Commission) or the compliance by the Property therewith,
          (ii) neither Seller nor Purchaser has relied or will rely on any such representations made or to be made by the other except as herein specifically set forth, and (iii) Purchaser and Seller acknowledge that no such representations or warranties have been made by the other except as herein specifically set forth.

          8. Brokers and Advisors.

               ( ) Purchaser represents to Seller that Purchaser did not negotiate with any real estate agents, brokers or finders in connection with this transaction. Purchaser hereby agrees to indemnify, defend and hold Seller harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claim that may be made against Seller by any broker, or any other person claiming a commission fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Purchaser or Purchaser's representatives.


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


               (a) Seller represents to Purchaser that Seller did not negotiate with any real estate agents, brokers or finders in connection with this transaction. Seller hereby agrees to indemnify, defend and hold Purchaser harmless from and against any and all claims, losses, liability, costs and expenses (including reasonable attorneys' fees and disbursements) resulting from any claim that may be made against Purchaser by any broker, or any other person claiming a commission fee or other compensation by reason of this transaction, if the same shall arise by, through or on account of any alleged act of Seller or Seller's representatives.

               (b) The provisions of this Section 9 shall survive the Closing.

          9. Recording Charges.

               ( ) Purchaser shall pay, without credit against the Purchase Price, any and all recording charges and fees and all transfer, conveyance, sales, intangible and mortgage taxes paid or payable in connection with any assignment or transfer by Seller, or any person or entity comprising Seller, of all or any portion of its interest in the Property.

               (a) The obligations arising pursuant to this Section 10 shall survive the Closing.

          10. Deliveries to be made on the Closing Date.

          Seller, pursuant to the provisions of this Agreement, shall execute, acknowledge and/or deliver, as applicable, to Purchaser on the Closing Date the following items:

               (i) A bargain and sale deed without covenants against grantor's acts, conveying good and valid record title to the Property, subject to no encumbrances other than the Permitted Encumbrances;

               (ii) An instrument of assignment of (x) permits and licenses, (y) warranties and guarantees from contractors with respect to any work performed at the Property and (z) intangible personal property, duly executed by Seller;

               (iii) Plans and specifications for the Building, and surveys and site plans for the Property, to the extent in Seller's


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


          possession; provided, however, Seller makes no representation or warranty as to the accuracy or completeness of same;

               (iv) A resolution of the Board of Directors of the Managing General Partner of Seller authorizing the transactions contemplated hereby, together with a certificate of the Secretary of the Managing General Partner of Seller certifying that the Board of Directors of the Managing General Partner of Seller has duly adopted such resolutions;

               (v) A duly executed certification as to Seller's non-foreign status as prescribed in Section 13 hereof;

               (vi) An instrument of assignment of the J. Crew Lease, duly executed by Seller;

               (vii) An instrument of assignment of the Contracts (as hereinafter defined), duly executed by Seller;

               (viii) An estoppel certificate duly executed and acknowledged by the tenant under the J. Crew Lease which shall be acceptable to Purchaser in form and substance;

               (ix) A lien waiver and estoppel certificate duly executed by the party with whom Seller contracted under each of the Contracts which shall be acceptable to Purchaser in form and substance; and

               (x) A bill of sale conveying Seller's right, title and interest in and to any personal property located at the Property.

     The Closing and consummation of the transaction contemplated herein shall be deemed to be a waiver by Purchaser of any of the Seller's deliveries in this
Section 11, unless Seller and Purchaser agree otherwise in writing.

     Purchaser shall execute and deliver to Seller on the Closing Date the following items:

          (i) An instrument of assumption of the Contracts, duly executed by Purchaser; and

          (ii) An instrument of assumption of the J. Crew Lease, duly executed by Purchaser; and


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


          (iii) A release by Purchaser in favor of Seller with respect to claims relating to the Mechanics's Liens.

     11. REPRESENTATIONS, WARRANTIES AND COVENANTS.

          ( ) Seller represents, warrants and covenants to Purchaser as of the date hereof that:

          (i) Seller is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware;

          (ii) Seller has not received written notice of any pending condemnation or eminent domain proceedings which would affect the Property;

          (iii) This Agreement constitutes the legal, valid and binding obligation of Seller, enforceable against Seller in accordance with its terms;

          (iv) Except for the Mechanics' Liens, to Seller's actual knowledge, no action, suit, claim, investigation or proceeding, whether legal or administrative or in mediation or arbitration, is pending or threatened, at law or in equity (collectively, "Pending Proceedings"), against Seller or the Property before or by any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality including, without limitation, any Pending Proceedings, which would prevent Seller from performing its obligations pursuant to this Agreement, and to Seller's actual knowledge, there are no judgments, decrees or orders entered on a suit or proceeding against Seller or the Property, an adverse decision in which might, or which judgment, decree or order does, adversely affect Seller's ability to perform its obligations pursuant to, or Purchaser's rights under, this Agreement, or which seeks to restrain, prohibit, invalidate, set aside, rescind, prevent or make unlawful this Agreement or the carrying out of this Agreement or the transactions contemplated hereby;

          (v) The execution and delivery of this Agreement and the performance by Seller of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Seller, including, without limitation, the United States of America, the State of New York or any political subdivision of either of the


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


     foregoing, or any decision or ruling of any arbitrator to which Seller is a party or by which Seller is bound or affected;

          (vi) To the best of Seller's knowledge, Seller has not received any written notice from any governmental authority having jurisdiction over the Property claiming that the Property is in violation of any laws, rules, orders, codes or ordinances of all applicable federal, state, city or other governmental authority (collectively, "Laws") applicable to the Property including, without limitation, any Laws relating to the presence, release or discharge at the Property of any flammable explosives, radioactive materials, hazardous wastes, hazardous and toxic substances, or related materials, asbestos or any material containing asbestos or any other substance or material, as defined by any federal, state or local environmental law, ordinance, rule or regulation.

          (vii) Seller has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement; and

          (viii) Exhibit E annexed hereto and made a part hereof is a true and complete list of all contracts and agreements (other than the J. Crew Lease) (collectively, the "Contracts") which bind Seller and/or the Property. To the best of Seller's knowledge, there are no material defaults by Seller beyond any applicable grace period under the Contracts.

If any written materials which have been exhibited or delivered to or reviewed by Purchaser or its representative contain provisions that are inconsistent with the foregoing representations and warranties, such representations and warranties shall be deemed modified to the extent necessary to eliminate such inconsistency and to conform such representations and warranties to the provisions of such materials. All representations and warranties made to the best of Seller's knowledge or to Seller's actual knowledge or any variation thereof shall be conclusively construed to mean and be limited to the statement that there is no fact or circumstance contrary to such representation or warranty included in a written notice received or sent by the general partner in Seller on behalf of Seller.

          (a) Purchaser represents, warrants and covenants to Seller as of the date hereof that:


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               (i) This Agreement constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. Purchaser has taken all necessary action to authorize and approve the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement.

               (ii) The execution and delivery of this Agreement and the performance by Purchaser of its obligations hereunder do not and will not conflict with or violate any law, rule, judgment, regulation, order, writ, injunction or decree of any court or governmental or quasi-governmental entity with jurisdiction over Purchaser, including, without limitation, the United States of America, the State of new York, or any political, subdivision of either of the foregoing; and

          (b) The representations and warranties set forth hereinabove and all other representations and warranties contained in this Agreement shall not, except as expressly set forth herein, survive the Closing Date.

     12. FIRPTA Compliance. Seller shall comply with the provisions of the Foreign Investment in Real Property Tax Act, Internal Revenue Code of 1986, as amended, Section 1445, as the same may from time to time be amended, or any successor or similar law (collectively, the "FIRPTA Code"). On the Closing Date, Seller shall deliver to Purchaser a certification as to Seller's non-foreign status which complies with the provisions of Section 1445(b)(2) of the FIRPTA Code, and shall comply with any temporary or final regulations promulgated with respect thereto and any relevant revenue procedures or other officially published announcements of the Internal Revenue Service of the U.S. Department of the Treasury in connection therewith.

     13. Merger. Except as otherwise expressly provided to the contrary in this Agreement or in a separate written agreement, no representations, warranties, covenants or other obligations of Seller set forth in this Agreement shall survive the Closing, and no action based thereon shall be commenced after the Closing. The delivery and acceptance of the Deed at the Closing, absent the simultaneous execution and delivery of a specific agreement which by its terms shall survive the Closing, shall be deemed to constitute full compliance by the parties with all of the terms, conditions and covenants of this Agreement on their part to be performed, except to the extent of any representations or covenants, if any, expressly


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set forth herein which are specifically stated to survive the Closing.

     14. Notices. All demands, requests or other communications (collectively, "notices") required to be given or which may be given hereunder shall be in writing and shall be sent by (a) certified or registered mail, return receipt requested, postage prepaid, or (b) national prepaid overnight delivery service, acknowledged in writing, directed to:

         Seller:          The Soho Hotel Company, L.P.
                          c/o Andre Balazs
                          142 Greene Street, 4th Floor
                          New York, New York 10012

                          and

                          c/o Hotel Corporation of America
                          c/o Sonesta International Hotels
                              Corporation
                          200 Clarendon Street
                          Boston, Massachusetts 02116
                          Attn: Peter J. Sonnabend, Esq.

         with a copy to:  Skadden, Arps, Slate, Meagher
                            & Flom
                          919 Third Avenue
                          New York, New York 10022
                          Attn: Benjamin F. Needell, Esq.

                          and

                          Rogers & Wells
                          200 Park Avenue
                          New York, New York 10166
                          Attn: Jeffrey H. Weitzman, Esq.

         Purchaser:       The Mercer I L.L.C.
                          c/o BD Hotels, LLC
                          60 East 54th Street
                          New York, New York 10022
                          Attn: Richard Born

         with a copy to:  Spitzer & Feldman P.C.
                          405 Park Avenue
                          New York, New York 10022

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

                          Attn: M. James Spitzer, Jr., Esq.


Any notice shall be deemed given on the date of receipt or when delivered or refused. A notice may be given either by a party or by such party's attorney. Both Seller and Purchaser may designate by not less five (5) business days' notice given to the other in accordance with the terms of this Section 15, substituted parties to whom notices should be sent hereunder.

     15. Inspection of the Property. Purchaser acknowledges and agrees that Purchaser and/or its consultants and contractors have, prior to the date hereof, entered upon the Property for the purposes of making "walk-through" visual inspections of the Property and for otherwise making such tests, inspections, surveys, Phase 1 environmental assessments and such other architectural, engineering or environmental studies of the same as Purchaser has deemed necessary or desirable in making its determination to purchase the Property. Purchaser has determined the condition of the Property to be satisfactory to Purchaser based solely upon Purchaser's own and/or its consultants' and contractors' inspection, analysis and evaluation of the Property and not in reliance upon any records or other information obtained from or on behalf of Seller, and Purchaser agrees to accept the Property subject to all latent and patent defects existing as of the Closing Date. All actions taken by or on behalf of Purchaser with respect to the inspection of the Property have been in accordance with all applicable laws, rules and regulations of the appropriate governmental authorities having jurisdiction over the Property. Purchaser acknowledges that Seller has made available to Purchaser, for its review, copies of any existing surveys of the Property in the possession of Seller, copies of certain environmental, engineering or architectural tests, studies and reports; provided, however, the Purchaser and Seller agree that any such surveys, and environmental or engineering tests, studies, reports or similar items were provided by Seller as an accommodation to Purchaser and without representation or warranty by Seller as to the accuracy or completeness thereof.

          ( ) Purchaser agrees to provide to Seller, without representation or warranty as to accuracy, a copy of all results from structural or environmental tests and written reports with respect to structural or environmental matters related to the Property. Purchaser agrees that all reports, data, information, studies and materials (collectively, "Reports") resulting from the tests shall be confidential and Purchaser shall not disclose any such reports prior to the Closing to any third party. Notwithstanding


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


     the foregoing, Purchaser shall not have any liability for disclosure of confidential Reports required by law or by court order or by order of any governmental or administrative agency or tribunal having jurisdiction over the Property or Purchaser.

          (a) Purchaser shall promptly repair any damage to the Property caused by the tests and inspections and agrees to restore the Property to the same condition as existed immediately before the commencement of the tests and inspections.

          (b) The provisions of this Section 16 shall survive the Closing.

     16. Intentionally omitted.

     17. Amendments. This Agreement may not be modified or terminated orally or in any manner other than by an agreement in writing signed by all the parties hereto or their respective successors in interest.

     18. Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, Seller and Purchaser hereby irrevocably: (a) submit in any legal proceeding relating to this Agreement to the non-exclusive in personam jurisdiction of any state or United States court of competent jurisdiction sitting in the City and State of New York and agree to suit being brought in such courts; and (b) waive any objection either party may now or hereafter have to the venue of such proceeding in any such court or that such proceeding was brought in an inconvenient court.

     19. No Offer. This document is not an offer by Seller, and under no circumstances shall this Agreement have any binding effect upon Purchaser or Seller unless and until Purchaser and Seller shall each have executed this Agreement and delivered to each other executed counterparts of this Agreement.

     20. Partial Invalidity. If any provision of this Agreement is held to be invalid or unenforceable as against any person or under certain circumstances, the remainder of this Agreement and the applicability of such provision to other persons or circumstances shall not be affected thereby. Each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


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


     21. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall constitute an original, but all of which, taken together, shall constitute but one and the same instrument.

     22. No Third Party Beneficiaries. The warranties, representations, agreements and undertakings contained herein shall not be deemed to have been made for the benefit of any person or entity other than the parties hereto.

     23. Waiver. No failure to delay of either party in the exercise of any right given to such party hereunder or the waiver by any party of any condition hereunder for its benefit (unless the time specified herein for exercise of such right, or satisfaction of such condition, has expired) shall constitute a waiver or any other or further right nor shall any single or partial exercise of any right preclude other of further exercise thereof or any other right. The waiver of any breach hereunder shall not be deemed to be waiver of any other or any subsequent breach hereof.

     24. Assignment. Purchaser may not assign its rights and obligations hereunder without the express prior written consent of Seller, which consent may be granted or withheld by Seller in its sole and absolute discretion.

     25. Binding Effect. This Agreement is binding upon and shall inure to the benefit of, the parties and each of their respective successors and permitted assigns, if any.

     26. Waiver of Jury Trial. Each of Purchaser and Seller hereby irrevocably waive all right to trial by jury in any action, proceeding or counterclaim arising out of or relating to this Agreement.

     27. Litigation. In connection with any litigation arising out of this Agreement, the prevailing party shall be entitled to recover all reasonable costs, including reasonable attorneys' fees for services rendered in connection with such litigation, including appellate proceeding and post judgment proceedings. The provisions of this Section shall survive the Closing.

     28. Paragraph Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience and are not part of this Agreement and shall not be


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deemed in any manner to modify, expand, explain or restrict any of the provisions of this Agreement.

     29. No Personal Liability. Except as otherwise provided in separate written agreements executed and delivered in connection with the Closing, no general or limited partner of Seller, no officer, director, stockholder or partner of a partner of Seller, no disclosed or undisclosed principal of Seller, and no person or entity in any way affiliated with Seller shall have any personal liability with respect to this Agreement, any instrument delivered by Seller at the closing, or the transaction contemplated hereby, nor shall the property of any such person or entity be subject to attachment, levy, execution or other judicial process.


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


     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement on the day and year first above written.

                                        SELLER:

                                        THE SOHO HOTEL COMPANY, L.P.

                                        By: Hotel Corporation of America


                                            By:/s/
                                               -------------------------------
                                               Name:
                                               Title:


                                        PURCHASER:

                                        THE MERCER I L.L.C.

                                        By: BDL Prince LLC, Manager

                                            By:/s/
                                               Ira Drukier, Manager
                                               -------------------------------

                                            By:/s/
                                               -------------------------------
                                               Richard Born, Manager

                                            By: Mercer Management L.L.C.,
                                                Manager



                                            By:/s/
                                               ---------------------------
                                               Name: Andre Balazs
                                               Title: Manager-Member

                                LIST OF EXHIBITS


               EXHIBIT A LEGAL DESCRIPTION

               EXHIBIT B PERMITTED ENCUMBRANCES

               EXHIBIT C MECHANICS' LIENS

               EXHIBIT D SPECIMEN TITLE POLICY

               EXHIBIT E CONTRACTS















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